Exhibit 99.1

News Release

CONTACT: Investor Relations

Taylor Morrison Home Corporation

(480) 734-2060

investor@taylormorrison.com

Taylor Morrison Announces Close of William Lyon Homes Acquisition with Unwavering

Commitment to Smart Growth

Combination creates the nation’s fifth largest homebuilder, holding a Top 5 position in 16 of the combined 22 markets

SCOTTSDALE, Ariz., Feb. 6, 2020 — Taylor Morrison Home Corporation (NYSE: TMHC), a national homebuilder and developer, today announced the closing of its acquisition of William Lyon Homes (NYSE: WLH). William Lyon’s complementary land and community portfolio, combined with entry into three top housing markets, marks a significant new chapter in Taylor Morrison’s growth strategy.

Highlights:

•	Creates the nation’s fifth largest homebuilder based on last twelve months (LTM) closings

•	Top 5 position in 16 of the combined 22 markets

•	Entry into Washington, Oregon and Nevada markets

•	Significantly increases entry-level market penetrations

•	Anticipate approximately $80 million in annualized synergies

•	Total consideration for acquisition will be approximately $2.5 billion, which includes $950 million of equity

Taylor Morrison acquired all of the outstanding shares of William Lyon Homes common stock for per share consideration of (1) $2.50 in cash and (2) 0.800 shares of Taylor Morrison common stock, which ultimately yields an attractive book value multiple of 1.1. The combined company will have a portfolio of approximately 80,000 owned and controlled lots and about 430 active selling communities at time of close.

“With the exit of our equity sponsors in early 2018, we outlined our strategic priorities as a fully floated company—first of them being smart and meaningful growth along with diversification across price points and consumer segments in the top U.S. housing markets,” said Sheryl Palmer, Taylor Morrison chairman and CEO. “With more than one-year under our belt since the AV Homes acquisition, this is the next transformative step in that journey. But make no mistake, this isn’t just about being bigger. Taylor Morrison, combined with the rich legacy, reputation, solid land positions and experience the William Lyon team members bring to the equation, make us a stronger, better organization for the long-term.”

The deal expands local scale and expertise within six of Taylor Morrison’s major markets, while expanding the company into Washington, Oregon and Nevada. The strategic combination creates the nation’s fifth largest homebuilder based on LTM of closings, and firmly places Taylor Morrison in a Top 5 position in 16 of the combined 22 markets with more than 14,000 closings estimated in 2020. With greater access to scale efficiencies and a continued drive for operational excellence, the company anticipates top- and bottom-line performance improvement, in addition to synergies from overheads, increased mortgage capture rates and rebate opportunities.

The acquisition of William Lyon Homes increases Taylor Morrison’s workforce to more than 3,000 team members companywide. To welcome all William Lyon Homes’ team members to the Taylor Morrison family, a welcome video featuring interviews with leaders and team members from across the country was shared internally. The company’s comprehensive integration plan is aimed at delivering a seamless team member onboarding experience while quickly capturing savings and operational efficiencies.

“You could say growth is woven into our history,” added Palmer. “Every step our organization has taken the past few years has prepared us for this day—a transformational acquisition representing the culmination of a multi-year strategy to build a large-scale, best-in-class organization focused on maximizing shareholder value at every turn and creating a great place to work for our team members while delivering an unparalleled customer experience.”

Throughout the integration process, the business will continue to focus on leveraging strategic growth to enhance the customer experience, including expanded affordability in core locations and a more personalized technology-enhanced homebuying journey.

Citigroup Global Markets, Inc. served as the financial advisor to Taylor Morrison and Paul, Weiss, Rifkind, Wharton & Garrison LLP acted as Taylor Morrison’s legal counsel. JP Morgan Securities LLC served as the financial advisor to William Lyon Homes and Latham & Watkins LLP acted as William Lyon Homes’ legal counsel.

About Taylor Morrison

Taylor Morrison Home Corporation (NYSE: TMHC) is a leading national homebuilder and developer that has been recognized as the 2016, 2017, 2018, 2019 and 2020 America’s Most Trusted® Home Builder by Lifestory Research. Based in Scottsdale, Arizona we operate under two well-established brands, Taylor Morrison and Darling Homes. We serve a wide array of consumer groups from coast to coast, including first-time, move-up, luxury, and 55 plus buyers. In Texas, Darling Homes builds communities with a focus on individuality and custom detail while delivering on the Taylor Morrison standard of excellence.

For more information about Taylor Morrison and Darling Homes please visit www.taylormorrison.com or www.darlinghomes.com.

Forward-Looking Statements

This press release includes “forward-looking statements.” These statements are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities, as well as those of the markets we serve or intend to serve, to differ materially from those expressed in, or implied by, these statements. You can identify these statements by the fact that they do not relate to matters of a strictly factual or historical nature and generally discuss or relate to forecasts, estimates or other expectations regarding future events. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “may,” “can,” “could,” “might,” “will” and similar expressions identify forward-looking statements, including statements related to expected operating and performing results, planned transactions, planned objectives of management, future developments or conditions in the industries in which we participate and other trends, developments and uncertainties that may affect our business in the future.

Such risks, uncertainties and other factors include, among other things: the inherent uncertainty associated with financial or other projections; the integration of Taylor Morrison and William Lyon Homes and the ability to recognize the anticipated benefits from the combination of Taylor Morrison and William Lyon Homes; unanticipated difficulties or expenditures relating to the transaction, the response of business partners and retention as a result of the announcement of the transaction; the anticipated size of the markets and continued demand for Taylor Morrison’s and William Lyon Homes’ homes and the impact of competitive responses to the transaction; slowdowns or severe downturns in the housing market; changes in general and local economic conditions (including as a result of recent extreme weather conditions); slowdowns or severe downturns in the housing market; homebuyers’ ability to obtain suitable financing; increases in interest rates, taxes or government fees; shortages in, disruptions of and cost of labor; higher cancellation rates of existing agreements of sale; competition in our industry; any increase in unemployment or underemployment; inflation or deflation; the seasonality of our business; our ability to obtain additional performance, payment and completion surety bonds and letters of credit; higher cancellation rates; significant home warranty and construction defect claims; our reliance on subcontractors; failure to manage land acquisitions, inventory and development and construction processes; availability of land and lots at competitive prices; decreases in the market value of our land inventory; new or changing government regulations and legal challenges; our compliance with environmental laws and regulations regarding climate change; our ability to sell mortgages we originate and claims on loans sold to third parties; governmental regulation applicable to our mortgage operations and title services business; the loss of any of our important commercial relationships; our ability to use deferred tax assets; raw materials and building supply shortages and price fluctuations; our concentration of significant operations in certain geographic areas; risks associated with our unconsolidated joint venture arrangements; information technology failures and data security breaches; costs to engage in and the success of future growth or expansion of our operations or acquisitions or disposals of businesses; costs associated with our defined benefit and defined contribution pension schemes; damages associated with any major health and safety incident; our ownership, leasing or occupation of land and the use of hazardous materials; material losses in excess of insurance limits; existing or future litigation, arbitration or other claims; negative publicity or poor relations with the residents of our communities; failure to recruit, retain and develop highly skilled, competent people; utility and resource shortages or rate fluctuations; constriction of the capital markets; risks related to our debt and the agreements governing such debt and our ability to access the capital markets. In addition, other such risks and uncertainties may be found in our and William Lyon Homes’ most recent annual reports on Form 10-K filed with the Securities and Exchange Commission (SEC) as such factors may be updated from time to time in our or William Lyon Homes’ periodic filings with the SEC. We undertake no duty to update any forward-looking statement, whether as a result of new information, future events or changes in our expectations, except as required by applicable law.